Exhibit 10.1

PLACEMENT AGREEMENT

September 14, 2007

Placement Agent
Address

Re:	Offering of Common Stock in the Aggregate Principal Amount of $4,000,000 (Minimum) and $6,000,000 (Maximum) with Attached Warrants

Gentlemen and Ladies:

1.	Introduction.

Placement Agent, a XX limited liability company (the “Placement Agent”), proposes to act on a best efforts basis as the exclusive placement agent for Wentworth II, Inc., a Delaware corporation (“Wentworth”), in a private placement offering (the “Offering”) of common stock, $0.01 par value (the “Common Stock”), of Wentworth (the “Shares”) with attached warrants (“Warrants”, together with the Shares, the “Units”), at a price of $1.25 per Unit, in a minimum principal amount of $4,000,000 (the “Minimum Amount”) and a maximum principal amount of $6,000,000 (the “Maximum Amount”), to be issued by Wentworth, upon the closing of the Exchange Agreement described below. The offering period shall extend for 45 days from the date hereof, unless extended for an additional 15 days in the discretion of Omnia Luo (as defined below), or as otherwise extended with the mutual agreement of the Placement Agent, Wentworth and Omnia Luo (as and if so extended, the “Offering Period”). There will only be one closing of the Offering.

Prior to the closing of the Offering (the “Closing”), Wentworth and Omnia Luo Group Limited, a British Virgin Islands incorporated company (“Omnia Luo”), shall have completed the transactions under a certain exchange agreement (the “Exchange Agreement”) entered into by and among the shareholders of Omnia Luo (the “Shareholders”), Wentworth and certain shareholders of Wentworth (the “Wentworth Shareholders”). Pursuant to the Exchange Agreement, all of the issued and outstanding shares of capital stock of Omnia Luo will be transferred to Wentworth in exchange for 16,800,000 shares of Common Stock (the “Exchange”). Upon completion of the Exchange, Omnia Luo will be an indirect, wholly owned subsidiary of Wentworth.

Investors in the Offering (“Investors”) will also receive warrants exercisable for five years to purchase shares of Common Stock in an amount equal to 100% of the Shares. The Warrants will be exercisable at a price of $1.5625 per share (the “Exercise Price”).

Following the consummation of the Exchange and prior to the closing of the Offering, Wentworth shall succeed to all of Omnia Luo’s rights and assume all of Omnia Luo’s obligations under this Agreement; provided that prior to Wentworth’s succession to and assumption of this Agreement, references to Omnia Luo shall only be deemed to include Omnia Luo and references to Wentworth shall only be deemed to include Wentworth.

The Exchange and the transactions contemplated under the Exchange Agreement are herein referred to as the “Transaction” or collectively as the “Transactions”.

Upon consummation of the Exchange, Wentworth will prepare a proxy or information statement pursuant to Regulation 14A or 14C under the Exchange Act (as defined below) (together with any amendments or supplements thereto, the “Proxy/Information Statement”) and will either solicit proxies from its shareholders or obtain majority consent from and inform its shareholders to: (i) approve a change in the name of Wentworth to a name approved by its Board of Directors (“Board”); and (ii) to approve such other actions as may be approved by the Board. As a condition of the closing of the Exchange, Wentworth Shareholders will enter into a voting agreement (“Voting Agreement”) pursuant to which they agree to vote their shares in favor of the actions provided in (i) and (ii) above.

The Shares, the Warrants and the Units are more fully described in a private placement memorandum dated September 10, 2007, including any supplements or amendments thereto (the “Memorandum”). Except as otherwise defined herein, all capitalized terms shall have the meaning set forth in the Memorandum.

Omnia Luo and Wentworth desire to employ the Placement Agent as the exclusive placement agent to offer for sale and sell the Units subject to all of the terms and conditions of this Agreement and subject to the terms and conditions contained in the Memorandum. In the event of any inconsistency between this Agreement and the Memorandum, the terms and conditions of this Agreement shall supersede and be controlling.

2.

(a)  Omnia Luo represents and warrants to, and covenants with, the Placement Agent as of the date of this Agreement and as of the date of the Closing as follows:

(i)  Authority. All action required to be taken by Omnia Luo necessary for the authorization of this Agreement and the performance of all obligations of Omnia Luo hereunder have been taken; and this Agreement, the Transaction Documents (as defined below), the Related Documents (as defined below) and the Escrow Documents (as defined below) shall be in full force and effect.

(ii)  Authority for Exchange Agreement. All action required to be taken by Omnia Luo necessary for the authorization of the Exchange Agreement (collectively with each of the ancillary agreements related thereto, collectively the “Transaction Documents”) and the performance of all obligations of Omnia Luo thereunder have been taken.

(iii)  Organization and Qualification.

(a)  Omnia Luo is a company incorporated under the laws of the British Virgin Islands, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Omnia Luo to be conducted. Omnia Luo is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the Transactions contemplated under this Agreement and the Exchange Agreement, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as hereinafter defined). Omnia Luo is not in violation of any of the provisions of Omnia Luo’s articles of organization or bylaws or similar governing, organization or charter documents (collectively referred to herein as “Charter Documents”). Each Subsidiary of Omnia Luo that conducts business operations in the People’s Republic of China (“PRC”) is authorized to conduct business in, and is in good standing in the PRC. The minute books or the equivalent of Omnia Luo contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders (“Corporate Records”) of Omnia Luo, since the time of Omnia Luo’s organization. The ownership records of shares of Omnia Luo’s capital stock are true, complete and accurate records of the ownership of such shares as of the date of such records and contain all transfers of such shares since the time of Omnia Luo’s organization (“Share Records”). Omnia Luo is not required to qualify to do business as a foreign corporation in any other jurisdiction except where the failure to be so authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, prospects, financial condition or results of operations of such entity or its subsidiaries, if any, taken as a whole or on the transactions contemplated hereby and the other Transaction Documents, the Related Documents and the Escrow Documents, as applicable or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of such entity to perform its obligations, if any, under the Transaction Documents, the Related Documents and the Escrow Documents, as applicable, or under the agreements and instruments to be entered into in connection herewith or therewith.

(b)  Each member of the Group (as hereinafter defined) is organized under the laws of the jurisdiction set forth in Schedule 2(a)(iii) hereto, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted. Each member of the Group is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to consummate the Transactions. No member of the Group is in violation of any of the provisions of their respective Charter Documents. The Corporate Records of each member of the Group contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of their respective organization. The ownership records of each Group member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contains all transfers of such registered capital since the time of their respective organization. No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction. For purposes of this Agreement, (i) the term “Group” shall mean collectively Omnia Luo and Shenzhen Oriental Fashion Co., Ltd. (“Shenzhen”), a company formed under the laws of the PRC, and (ii) the term “Affiliated Companies” shall mean, collectively, Omnia Luo, any member of the Group or any direct or indirect Subsidiary of Omnia Luo or any member of the Group. For purposes of this Agreement, (i) the term “Subsidiary” shall mean any Person in which Omnia Luo, any member of the Group or any Subsidiary, directly or indirectly, owns an equity or security interest (excluding interests in publicly traded securities representing less than 5% of the issuer thereof), and (ii) the term “Person” shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a limited liability company, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

(iv)  Subsidiaries. Set forth in Schedule 2(a)(iv) hereto is a true and complete list of all Subsidiaries of Omnia Luo and any member of the Group stating, with respect to each Subsidiary, its jurisdiction of incorporation or organization, date of incorporation or organization, capitalization and equity ownership. Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted, and no Subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction except where the failure to be so authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of shareholders, or any other Person, or of any Legal Requirements (as defined in Section 2(a)(vii) below), and are owned beneficially and of record by the Person as specified on Schedule 2(a)(iv), free and clear of any liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”). No Subsidiary is in violation of any of the provisions of its Charter Documents.

Except as described in Schedule 2(a)(iv) hereto, neither Omnia Luo, any member of the Group nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than Omnia Luo, a member of the Group or the Subsidiaries) or has any agreement or commitment to purchase any such interest, and Omnia Luo, each Group member and their Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity except where such obligation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)  Capitalization.

(a)  The authorized capital stock of Omnia Luo currently consists of 60,000 ordinary and 6,000 preferred shares, each with par value $1.00 per share. At the close of business on the business day prior to the date hereof, Schedule 2(a)(v) hereto lists all of the outstanding equity securities of Omnia Luo. All shares on Schedule 2(a)(v) have been validly issued, fully paid and are non-assessable and have not been issued in violation of any preemptive or other right of shareholders (or any other Person), or of any legal requirement. Except as set forth in Schedule 2(a)(v), there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating Omnia Luo to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding shares of capital stock, options, warrants and other securities of Omnia Luo have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 2(a)(v) or in Schedule 2(a)(v) hereto, there are no commitments or agreements of any character to which Omnia Luo is bound obligating Omnia Luo to accelerate the vesting of any options or warrants as a result of the Transactions.

(b)  The authorized and registered capital stock of each member of the Group shall be as set forth in Schedule 2(a)(v) hereto. All of the outstanding shares of capital stock of each member of the Group have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of shareholders (or any other Person) or of any Legal Requirement, and are owned beneficially and of record by the Person as specified on Schedule 2(a)(v), free and clear, to the knowledge of Omnia Luo, of any Lien. Except as set forth in Schedule 2(a)(v), there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating any member of the Group to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding shares, options, warrants and other securities of each member of the Group have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts.

(c)  Except as set forth in this Section 2(a)(v) or in Schedule 2(a)(v) hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of any Affiliated Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in this Section 2(a)(v) or in Schedule 2(a)(v) hereof, there are no subscriptions, options, warrants, equity securities, ownership or partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Affiliated Companies are a party or by which they are bound obligating them to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any registered capital, ownership interests, partnership interests or similar ownership interests of the Affiliated Companies or obligating the Affiliated Companies to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d)  Except as contemplated by this Agreement, and except as set forth in Schedule 2(a)(v) hereto, there are no registration rights, and there is no voting trust, voting agreement, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Affiliated Companies are a party or by which they are bound with respect to any shares of capital stock, registered capital, equity securities, partnership interests or similar ownership interests of any class of the Affiliated Companies, and there are no agreements to which the Affiliated Companies are a party, or which the Affiliated Companies have knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(e)  Except as set forth in Schedule 2(a)(v) hereto, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Units.

(f)  As of the Closing Date (as defined in Section 4(d)) (and following completion of the Exchange), Omnia Luo’s capitalization will be the capitalization of Wentworth as described in Section 2(b)(vi).

(vi)  Authority Relative to this Agreement. Omnia Luo has all necessary corporate power and authority to execute and deliver this Agreement, the Transaction Documents and the Related Documents and to perform its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Transactions). The execution and delivery of this Agreement, the Transaction Documents and the Related Documents and the consummation by Omnia Luo of the transactions contemplated hereby and thereby (including the Transactions) have been duly and validly authorized by all necessary action on the part of Omnia Luo (including the approval by Omnia Luo’s shareholders), and no other proceedings on the part of any Affiliated Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement, the Transaction Documents and the Related Documents have been duly and validly executed and delivered by Omnia Luo and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Omnia Luo, enforceable against it in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

(vii)  No Conflict: Required Filings and Consents.

(a)  The execution and delivery of this Agreement, the Exchange Agreement and the other Transaction Documents and the Related Documents by Omnia Luo does not, and the performance of this Agreement, the Exchange Agreement and the other Transaction Documents and the Related Documents to which it is a party by Omnia Luo shall not, (i) conflict with or violate their respective Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined below), or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair any Affiliated Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of any Affiliated Company pursuant to, any Material Contracts (as defined in Section 2(a)(xxi) below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Affiliated Companies. For purposes of this Agreement, the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

(b)  The execution and delivery of this Agreement, the Exchange Agreement and the other Transaction Documents and Related Documents to which it is a party by Omnia Luo does not, and the performance of obligations of Omnia Luo hereunder or thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Omnia Luo is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Affiliated Companies or, after the closing of the Exchange Agreement, Wentworth, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement, the Exchange Agreement or any other Transaction Documents or Related Documents.

(viii)  Compliance. Each Affiliated Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on any of the Affiliated Companies. To the knowledge of Omnia Luo, the businesses and activities of the Affiliated Companies have not been and are not being conducted in violation of any Legal Requirements, except for violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on any of the Affiliated Companies. Each Affiliated Company is not in default or violation of any term, condition or provision of any applicable Charter Documents or, except for defaults or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on any of the Affiliated Companies, of any Contracts. Except as set forth on Schedule 2(a)(viii), no written notice of non-compliance with any Legal Requirements relating or with respect to the business of the Affiliated Companies has been received by the Affiliated Companies (and each Affiliated Company has no knowledge of any such material notice delivered to any other Person). To the knowledge of Omnia Luo, the Affiliated Companies are not in violation of any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation except for violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on any of the Affiliated Companies.

(ix)  Financial Statements.

(a)  The audited financial statements of Omnia Luo in the Memorandum are a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Omnia Luo and the members of the Group, on a consolidated basis, for the fiscal year ended December 31, 2006, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of Omnia Luo and the members of the Group, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)  The unaudited financial statements of Omnia Luo in the Memorandum are a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Omnia Luo and each member of the Group, on a consolidated basis, for the three-month and six-month periods ended June 30, 2007, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and have been reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of Omnia Luo and the members of the Group, on a consolidated basis, at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on any of the Affiliated Companies. The audited financial statements and the unaudited financial statements (including the September Financial Statements (as defined below) from and after delivery of such September Financial Statements to the Placement Agent) described in this Section 2(a)(ix) are collectively referred to herein as the “U.S. GAAP Financial Statements”.

(c)  Omnia Luo and each member of the Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. During the twelve months prior to the date hereof neither Omnia Luo nor any member of the Group have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of Omnia Luo or any member of the Group.

(x)  No Undisclosed Liabilities. Except as set forth in Schedule 2(a)(x) hereto, the Affiliated Companies have no liabilities individually in excess of $25,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with US. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Affiliated Companies, except: (i) liabilities provided for in or otherwise disclosed in the consolidated balance sheets or notes thereto of Omnia Luo and the members of the Group as of June 30, 2007, prepared in accordance with US. GAAP, as included in the Memorandum, and (ii) such liabilities not in excess of $100,000, in the aggregate, arising in the ordinary course of business of the Affiliated Companies since June 30, 2007, none of which would have a Material Adverse Effect on any of the Affiliated Companies.

(xi)  Absence of Certain Changes or Events. Except as set forth in Schedule 2(a)(xi) hereto or in the Memorandum, including the consolidated balance sheets of Omnia Luo and the members of the Group since June 30, 2007, and except for the transactions contemplated under this Agreement (including the Offering), there has not been, with respect to any Affiliated Company: (a) any Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (c) any split, combination or reclassification of any equity securities, (d) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination payment or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (e) entry into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as hereinafter defined) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Entity, (f) any material change in its accounting methods, principles or practices, (g) any change in Omnia Luo’s auditing firm, (h) any issuance of securities, or (i) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(xii)  Litigation. Except as disclosed in Schedule 2(a)(xii) hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of any Affiliated Company, threatened in writing against the Affiliated Companies, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on any of the Affiliated Companies or have a Material Adverse Effect on the ability of any of the parties hereto to consummate the Transactions.

(xiii)  Employee Benefit Plans.

(a)  All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Affiliated Companies, or any trade or business (whether or not incorporated) which is under common control with the Affiliated Companies, with respect to which the Affiliated Companies has liability (collectively, the “Plans”) has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the consolidated financial statements of Omnia Luo and the members of the Group. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the knowledge of Omnia Luo is threatened in writing, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Omnia Luo, threatened in writing by any governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Each Plan can be amended, terminated or otherwise discontinued after the closing of the Transactions in accordance with its terms, subject to applicable laws, without material liability to Omnia Luo or the Affiliated Companies (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)  Except as disclosed on Schedule 2(a)(xiii) hereto, neither the execution and delivery of this Agreement, the Exchange Agreement or any other Transaction Documents, Related Documents or Escrow Documents, as applicable, nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, officer, director or employee of the Affiliated Companies under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(xiv)  Labor Matters. Except as disclosed in Schedule 2(a)(xiv) hereto, the Affiliated Companies are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Affiliated Companies nor does any Affiliated Company know of any activities or proceedings of any labor union to organize any such employees.

(xv)  Restrictions on Business Activities. Except as disclosed on Schedule 2(a)(xv) hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Affiliated Companies or to which the Affiliated Companies is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Affiliated Companies, any acquisition of property by the Affiliated Companies or the conduct of business by the Affiliated Companies as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies.

(xvi)  Title to Property.

(a)  All real estate or land use rights owned by the Affiliated Companies (including land use rights, improvements and fixtures thereon, easements and rights of way) (the “Real Property”) is shown or reflected on the US. GAAP Financial Statements. The Affiliated Companies have good, valid and marketable title to the Real Property, and except as set forth in the US. GAAP Financial Statements or on Schedule 2(a)(xvi) hereto, all of the Real Property is held free and clear of all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, that do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2(a)(xvi) hereto is a list of all options or other contracts under which any Affiliated Company has a right to acquire any interest in real property.

(b)  All leases of real property held by the Affiliated Companies and all personal property and other property and assets of the Affiliated Companies (other than Real Property) owned, used or held for use in connection with the business of the Affiliated Companies (the “Personal Property”) are shown or reflected on the US. GAAP Financial Statements. The Affiliated Companies own and have good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the U.S. GAAP Financial Statements or in Schedule 2(a)(xvi) hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of any of the Affiliated Companies.

(c)  All leases pursuant to which an Affiliated Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Affiliated Companies or, to the knowledge of Omnia Luo, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect on any of the Affiliated Companies.

(xvii)  Taxes.

(a)  Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)  Tax Returns and Audits. Except as set forth in Schedule 2(a)(xvii) hereto:

(i)  The Affiliated Companies have timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Affiliated Companies with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. The Affiliated Companies have paid all Taxes shown to be due on such Returns, except for such Taxes as are being disputed in good faith.

(ii)  All Taxes that the Affiliated Companies are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)  The Affiliated Companies have not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Affiliated Companies, nor have the Affiliated Companies executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)  No audit or other examination of any Return of the Affiliated Companies by any Tax authority is presently in progress, nor have the Affiliated Companies been notified of any request for such an audit or other examination.

(v)  No adjustment relating to any Returns filed by the Affiliated Companies has been proposed in writing, formally or informally, by any Tax authority to the Affiliated Companies or any representative thereof.

(vi)  The Affiliated Companies have no liability for any unpaid Taxes which have not been accrued for or reserved on Omnia Luo’s balance sheets included in the U.S. GAAP Financial Statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Affiliated Companies in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Affiliated Companies.

(xviii)  Environmental Matters. Except as disclosed in Schedule 2(a)(xviii) hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (a) the Affiliated Companies have complied with all applicable Environmental Laws; (b) the properties currently owned or operated by the Affiliated Companies (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (c) the properties formerly owned or operated by the Affiliated Companies were not contaminated with Hazardous Substances prior to or during the period of ownership or operation by the Affiliated Companies; (d) the Affiliated Companies are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (e) the Affiliated Companies have not been associated with any release or threat of release of any Hazardous Substance; (f) the Affiliated Companies have not received any notice, demand, letter, claim or request for information alleging that the Affiliated Companies may be in violation of or liable under any Environmental Law; and (g) the Affiliated Companies are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

As used in this Agreement, the term “Environmental Law” means all applicable central, federal, provincial, state, local or municipal law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

As used in this Agreement, the term “Hazardous Substance” means any substance that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(xix)  Brokers: Third Party Expenses. Except as set forth in this Agreement and in the Related Agreements, and except as set forth in this Section 2(a)(xix), neither the Affiliated Companies, Omnia Luo nor, to the knowledge of Omnia Luo, the Shareholders, have incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement, the Exchange Agreement, any other Transaction Documents, Related Documents or Escrow Documents, as applicable, or any transactions contemplated hereby or thereby. Except as disclosed on Schedule 2(a)(xix), no ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of the Affiliated Companies or Wentworth are payable to any third party by any Affiliated Company, Omnia Luo or any Shareholder as a result of the Transactions.

(xx)  Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(a)  “Intellectual Property” shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”) worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet (“Domain Names”); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, “Trademarks”), worldwide; (vii) all databases and data collections and all rights therein; and (viii) all moral and economic rights of authors and inventors, however denominated.

(b)  “Omnia Luo Intellectual Property” shall mean any Intellectual Property that is owned by, or licensed to any of the Affiliated Companies.

(c)  “Omnia Luo Products” means all current versions of products or services of any of the Affiliated Companies.

(d)  The Affiliated Companies own or possess adequate rights or licenses to use all Intellectual Property necessary to conduct their respective businesses as now conducted. None of any Affiliated Company’s registered, or applied for, Omnia Luo Intellectual Property have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Affiliated Companies have taken reasonable security measures, consistent with prevailing local practice, to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(e)  Except as disclosed on Schedule 2(a)(xx), Omnia Luo Intellectual Property and Omnia Luo Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Affiliated Companies, or which may affect the validity, use or enforceability of such Omnia Luo Intellectual Property or Omnia Luo Products, which in any such case would reasonably be expected to have a Material Adverse Effect on any of the Affiliated Companies. No Affiliated Company has any knowledge of any infringement by any Affiliated Company of Intellectual Property of others. There is no claim, action or proceeding being made or brought, or to the knowledge of Omnia Luo, being threatened in writing, against any Affiliated Company regarding the Omnia Luo Intellectual Property and/or the Omnia Luo Products. No Affiliated Company is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings which in any such case would reasonably be expected to have a Material Adverse Effect on any of the Affiliated Companies.

(f)  Except as disclosed on Schedule 2(a)(xx) hereto, the Affiliated Companies either own and have good and marketable title to each material item of Omnia Luo Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or have one or more licenses sufficient for use of Omnia Luo Intellectual Property by the Affiliated Companies; and the Affiliated Companies are the owner or licensee of all Trademarks used in connection with the operation or conduct of the business of the Affiliated Companies including the sale of any Omnia Luo Products.

(g)  The operation of the business of the Affiliated Companies as such business currently is conducted, including the use of any product, device or process, to the knowledge of Omnia Luo and except as would not reasonably be expected to have a Material Adverse Effect, does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(xxi)  Agreements, Contracts and Commitments.

(a)  For purposes of this Agreement, (i) “Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles, but excluding trade payables entered into in the ordinary course of business, (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (ii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; (ii) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (iii) the term “Contracts” shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, Liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which the Affiliated Companies is a party or by or to which any of the properties or assets of the Affiliated Companies may be bound, subject or affected (including without limitation notes or other instruments payable to the Affiliated Companies), and (iv) the term “Material Contracts” shall mean (x) each Contract, (I) providing for payments (present or future) to the Affiliated Companies in excess of $100,000 in the aggregate, or (II) under which or in respect of which the Affiliated Companies presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, and (y) without limitation of subclause (x), each of the following Contracts:

(i)  any Indebtedness of the Affiliated Companies, including, without limitation, any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Omnia Luo or any of the Affiliated Companies;

(ii)  any guaranty, direct or indirect, by the Affiliated Companies or any officer, director or 5% or more shareholder (“Insider”) of the Affiliated Companies of any obligation of the Affiliated Companies for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)  any Contract made other than in the ordinary course of business and (x) providing for the grant of any preferential rights to purchase or lease any asset of the Affiliated Companies or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Affiliated Companies;

(iv)  any obligation to register any shares of the capital stock or other securities of the Affiliated Companies with any Governmental Entity;

(v)  any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi)  any collective bargaining agreement with any labor union;

(vii)  any Contract made other than in the ordinary course of business and granting or purporting to grant, or otherwise in any way relating to, any rights or any other interest (including, without limitation, a leasehold interest) in real property;

(viii)  any Contract of the Affiliated Companies, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect; and

(ix)  any Contract with the Affiliated Companies to which any Insider of the Affiliated Companies is a party.

(b)  Each Material Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the knowledge of Omnia Luo, is valid and binding upon and enforceable against each of the parties thereto.

(c)  Except as set forth in Schedule 2(a)(xxi), neither Omnia Luo nor Affiliated Companies nor, to the knowledge of Omnia Luo, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Omnia Luo or any of the Affiliated Companies, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Omnia Luo or any of the Affiliated Companies. Each Material Contract to which the Affiliated Companies is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Omnia Luo or any of the Affiliated Companies.

(xxii)  Insurance. Schedule 2(a)(xxi) sets forth the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) of the Affiliated Companies. The Affiliated Companies are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Omnia Luo believes to be prudent and customary in the businesses in which the Affiliated Companies operate. No Affiliated Company has been refused any insurance coverage sought or applied for and no Affiliated Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiii)  Governmental Actions/Filings: Approvals. Except as set forth in Schedule 2(a)(xxiii), the Company and/or the Affiliated Companies hold, and/or have made, all Governmental Actions/Filings and Approvals necessary for the conduct by the Company and the Affiliated Companies of their business (as presently conducted and to be conducted following the Closing and the closing of the Exchange Agreement), except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on any of the Affiliated Companies.

For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

(xxiv)  Interested Party Transactions. Except as set forth in Schedule 2(a)(xxiv) hereto, in the Memorandum or as reflected in the financial statements included in the Memorandum, no employee, officer, director or shareholder of the Affiliated Companies or a member of his or her immediate family is indebted to the Affiliated Companies, nor are the Affiliated Companies indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Affiliated Companies, and (c) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2(a)(xxiv), in the Memorandum or as reflected in the financial statements included in the Memorandum, to the knowledge of Omnia Luo, none of such individuals has any direct or indirect ownership interest in any Person with whom the Affiliated Companies is affiliated or with whom the Affiliated Companies has a contractual relationship, or any Person that competes with the Affiliated Companies, except that each employee, officer, director or shareholder of the Affiliated Companies and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Affiliated Companies. Except as set forth in Schedule 2(a)(xxiv), to the knowledge of Omnia Luo, no employee, officer, director or shareholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Affiliated Companies (other than such contracts as relate to any such individual ownership of interests in or securities of the Affiliated Companies).

(xxv)  Management. Except as set forth in Schedule 2(a)(xxv) hereto, during the past five year period, no current or former officer or director or shareholder of the Affiliated Companies has been the subject of:

(a)  a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)  a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)  Engaging in any type of business practice; or

(iii)  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(d)  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)  a finding by a court of competent jurisdiction in a civil action or by the US. Securities and Exchange Commission (“SEC”) or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f)  a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(xxvi)  Escrow Agreements. Each of (w) the Escrow Agreement (the “Escrow Agreement”) among Wentworth, the Placement Agent and Steele Street Bank & Trust (the “Escrow Agent”), (x) the Escrow Agreement (the “Make Good Share Escrow Agreement”) among the Placement Agent, Omnia Luo, Wentworth, certain shareholders of Omnia Luo and Computershare Trust Company, Inc. (the “Share Escrow Agent”), (y) the Make Good Agreement (the “Make Good Agreement”) among the Placement Agent Omnia Luo, Wentworth and certain shareholders of Omnia Luo, and (z) such other ancillary documents related thereto (collectively with the Escrow Agreement, the Make Good Share Escrow Agreement and the Make Good Agreement, the “Escrow Documents”) have been duly and validly executed and delivered by or on behalf of Omnia Luo, as applicable, and constitutes a legal, valid, and binding obligation of Omnia Luo, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(xxvii)  Injunction. None of the Affiliated Companies is or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D.

(xxviii)  Foreign Corrupt Practices. None of the Affiliated Companies nor any director, officer, agent, employee or other Person acting on behalf of any Affiliated Company has, in the course of its actions for, or on behalf of, any Affiliated Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xxix)  Investment Company Status. None of the Affiliated Companies are, and upon consummation of the sale of the Units will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxx)  US. Real Property Holding Corporation. None of the Affiliated Companies are, nor have any ever been, a US. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Affiliated Companies shall so certify upon the Placement Agent’s request.

(xxxi)  Representations and Warranties Complete. The representations and warranties of Omnia Luo included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

(b)  Wentworth represents and warrants to, and covenants with, the Placement Agent and Omnia Luo as of the date of this Agreement and as of the date of the Closing as follows:

(i)  All reports and statements required to be filed by Wentworth with the SEC under the Exchange Act and the rules and regulations thereunder, including all reports and statements with respect to the Transactions contemplated hereunder, have been made or will be made at or prior to the Closing. Such filings, together with all documents incorporated by reference therein, are referred to as “Exchange Act Documents”. Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)  The financial statements, together with the related notes, of Wentworth contained in the Exchange Act Documents filed for the 36 months prior to the date of this Agreement, and the financial statements that are included in Wentworth’s Annual Report on Form 10-KSB for the year ended December 31, 2006, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of Wentworth at the respective dates therein specified and its results of operations and cash flows for the periods then ended. Such statements and related notes have been prepared in accordance with US. GAAP applied on a consistent basis except as expressly noted therein.

(iii)  Except for the Transactions or the transactions contemplated by this Agreement, or as disclosed in the Exchange Act Documents or on Schedule 2(b)(iii), since June 30, 2007, Wentworth has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business, and there has not been any material adverse change, or to the actual knowledge of Wentworth, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, or results of operations of Wentworth or any change in the capital or any increase in the long-term or short-term debt of Wentworth, nor has Wentworth declared, paid, or made any dividend or distribution of any kind on its capital stock.

(iv)  All action required to be taken by Wentworth for the authorization of this Agreement, the Exchange Agreement, the Related Agreements, the Escrow Documents, the Transaction Documents, Related Documents or Escrow Documents, the performance of all obligations of Wentworth and Omnia Luo hereunder and thereunder at the Closing, and as a condition to the due and proper authorization, issuance, sale, and delivery of the Units to subscribers therefor in accordance with the terms of this Agreement has been, or prior to the Closing Date (as defined in Section 4(d) below), has been taken.

(v)  Wentworth is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite right, power, and authority to own or lease its properties, to conduct its business as described in the Exchange Act Documents, and to execute, deliver, and perform this Agreement, the Exchange Agreement, the Securities Purchase Agreement between Wentworth and the purchasers of the Units, in (in such form as executed by such parties in this Transaction, the “Securities Purchase Agreement”), the Registration Rights Agreement, (in such form as executed by such parties in this Transaction, the “Registration Rights Agreement” and together with the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement), the “Related Agreements”), to issue and sell the Units and to carry out the provisions of this Agreement, the Transaction Documents, the Escrow Documents and the Related Agreements and to carry on its business as presently conducted. Wentworth is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or leasing of properties, or the conduct of its business requires or may require such qualification except where the failure to be so qualified would not have a Material Adverse Effect. Wentworth has complied in all material respects with all material laws, rules, regulations, applicable to Wentworth’s business, operations, properties, assets, products, and services, and Wentworth is in possession of and operating in compliance with all material permits, licenses, and other authorization, required to conduct its business as currently conducted.

(vi)  As of the date hereof, the authorized capital stock of Wentworth consists of 40,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 (“Preferred Stock”). Immediately prior to the Closing of the Offering, Wentworth will have 1,120,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Except as contemplated by this Agreement and the Exchange Agreement, or as described in the Exchange Act Documents or on Schedule 2(b)(vi), immediately prior to the Closing (a) there is no commitment by Wentworth to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Wentworth securities or to distribute to the holders of any of its equity securities any evidence of Indebtedness, cash, or other assets, (b) Wentworth is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, (c) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Units and (d) there are no voting trusts or similar agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of Wentworth. Except for those persons issued securities pursuant to the Exchange Agreement or as set forth in the Exchange Act Documents or filings with the Commission made by third parties pursuant to Schedule 13D or 13G or Form 3 or 4, and to the knowledge of Wentworth, no person holds of record or beneficially, 5% or more of the outstanding shares of the capital stock of Wentworth. All outstanding securities of Wentworth were issued in compliance with applicable Federal and state securities laws.

(vii)  Except as disclosed in the Exchange Act Documents or as described on Schedule 2(b)(vii), there is no pending or, to the knowledge of Wentworth, threatened in writing (a) action, suit, claim, proceeding, or investigation against Wentworth, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign Governmental Entity, (b) arbitration proceeding against Wentworth, (c) governmental inquiry against Wentworth, or (d) any action or suit by or on behalf of Wentworth pending or threatened against others.

(viii)  Wentworth is not in violation of its articles of incorporation or bylaws, or in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any obligation, agreement, or condition contained in any lease, license, contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of Indebtedness, except for such defaults as would not have a Material Adverse Effect. The execution, delivery, and performance of this Agreement, the Transaction Documents, the Related Agreements, and the Escrow Documents, the incurrence of the obligations herein, the issuance, sale, and delivery of the Units, and the consummation of the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of Wentworth and (a) do not and will not conflict with Wentworth’s articles of incorporation or bylaws, (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property assets of Wentworth pursuant to, any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which Wentworth is a party or by which Wentworth or its properties are bound, except such consents as have been obtained as of the date hereof or to the extent that the same have been, or prior to the Closing Date will be, waived or cured, and as may be required by the Over-the-Counter Bulletin Board (“OTC BB”), which Wentworth undertakes to obtain as promptly as practicable, or (c) do not and will not result in the violation of any law, statute, order, rule, administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over Wentworth or its properties. Upon its execution and delivery the Exchange Agreement will be in full force and effect.

(ix)  Except as disclosed in the Exchange Act Documents or as described on Schedule 2(b)(ix), and other than pursuant to the Exchange Agreement and the documents related thereto, there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, shares of Common Stock pursuant to Wentworth’s articles of incorporation, bylaws, or any agreement or other instrument to which Wentworth is a party. Except as disclosed on Schedule 2(b)(ix), the issuance of the Units is not subject to any preemptive right of any stockholder of Wentworth or to any right of first refusal or other right in favor of any person.

(x)  This Agreement constitutes a legal, valid, and binding obligation of Wentworth enforceable in accordance with its terms, except to the extent that its enforceability is limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

(xi)  The Escrow Documents, the Related Documents and the Transaction Documents to which it is a party have been duly and validly executed and delivered by or on behalf of Wentworth and constitutes a legal, valid, and binding obligation of Wentworth enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(xii)  No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by Wentworth of the transactions contemplated by this Agreement.

(xiii)  Except as disclosed on Schedule 2(b)(xiii), Wentworth has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any Governmental Entity and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Entity that may have become due and payable pursuant to those tax returns or otherwise except taxes being disputed by Wentworth in good faith. Except as disclosed on Schedule 2(b)(xiii), no deficiency assessment with respect to or proposed adjustment of any of Wentworth’s Federal, state, municipal, or local tax returns has occurred or is threatened. There has been no tax lien imposed by any Governmental Entity outstanding against Wentworth’s assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of Wentworth with respect to taxes for all fiscal periods are adequate, in the opinion of Wentworth, and Wentworth does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. Except as disclosed on Schedule 2(b)(xiii), Wentworth has not been advised that any Federal income tax return of Wentworth has been, or will be, examined or audited by the Internal Revenue Service.

(xiv)  The Wentworth Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

(xv)  Except as set forth on Schedule 2(b)(xv), Wentworth has not during the past twelve months offered or sold any security by or for Wentworth that is of the same or a similar class as the Shares and Warrants, other than offers of securities made solely to accredited investors or otherwise under an employee benefit plan as defined in Rule 405 under the Securities Act, or securities issued in connection with the Transactions or other acquisitions. No such offers or sales will invalidate the exemption from registration relied on to offer and sell the Shares and Warrants.

(xvi)  Neither Wentworth nor any of its affiliates is or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D.

(xvii)  The execution, delivery, and performance by Wentworth of this Agreement, the Transaction Documents, the Escrow Documents and the Related Agreements, and the offer and sale of the Units require no consent of, action by or in respect of, or filing with, any person or Governmental Entity other than those consents that have been obtained and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which Wentworth undertakes to file within the applicable time period.

(xviii)  All disclosure provided to you and Omnia Luo regarding Wentworth, its business and the transactions contemplated hereby, furnished by or on behalf of Wentworth (including the disclosures, representations and warranties made by each of the parities to the Exchange Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(xix)  Except as set forth on Schedule 2(b)(xix), other than pursuant to this Agreement, there are no brokers, representatives or other persons which have an interest in commissions or other compensation payable by Wentworth in connection with the transactions contemplated hereunder.

3.	Representations and Warranties of the Placement Agent.

The Placement Agent represents and warrants to, and agrees with, Omnia Luo and Wentworth that as of the date hereof and the Closing Date:

(a)  The Placement Agent has been duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware with power and authority (corporate and other) to perform its obligations under this Agreement and the Escrow Documents; the Placement Agent is a broker-dealer registered and in good standing under the Exchange Act and under the securities or Blue Sky laws of each state, where required by applicable law, in which the Units are being offered or sold by the Placement Agent, and the Placement Agent is a member in good standing of the FINRA; the Placement Agent is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates, and orders required for the performance of its duties under this Agreement and the Escrow Documents, and the Placement Agent’s performance of its duties hereunder and thereunder will be in compliance with all applicable laws, including state securities and Blue Sky laws.

(b)  There are no legal or governmental proceedings pending to which the Placement Agent is a party or of which any of its properties is the subject or, to the Placement Agent’s knowledge, threatened, which, if determined adversely to the Placement Agent, would individually or in the aggregate materially and adversely affect its ability to perform its obligations under this Agreement or the Escrow Documents.

(c)  No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by the Placement Agent of its obligations under this Agreement, except such as may be required by the FINRA or under Regulation D or state securities or Blue Sky laws.

(d)  This Agreement has been duly and validly executed and delivered by or on behalf of the Placement Agent and constitutes a legal, valid, and binding obligation of the Placement Agent enforceable in accordance with its terms, except to the extent that its enforceability is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

(e)  The Escrow Documents, when executed and delivered by or on behalf of the Placement Agent, shall constitute a legal, valid, and binding obligation of the Placement Agent enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.	Offering and Sale of the Units.

(a)  On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, the Placement Agent is hereby appointed the Placement Agent of Omnia Luo and Wentworth on an exclusive basis during the Offering Period for the purpose of finding subscribers for the Units on a best-efforts basis for the account of Wentworth (conditioned upon closing of the Exchange Agreement) at $25,000 per Unit (“Offering Price”) to an unlimited number of “accredited investors” (as such term is defined in Rule 501 of Regulation D) (“Accredited Investors”) pursuant to and in accordance with the Securities Act. The minimum subscription amount per subscriber will be $25,000 unless Omnia Luo agrees to accept a lesser amount. Subject to the performance by Omnia Luo and Wentworth of all their respective obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find subscribers for the Units at the Offering Price.

(b)  Each Investor desiring to purchase Units will be required to: (i) complete, execute, and deliver to the Placement Agent an executed copy of a Securities Purchase Agreement in the form attached as Exhibit A hereto together with an Investor Questionnaire, and (ii) deliver to the Escrow Agent payment for such purchase in the form of a wire transfer of immediately available funds in the amount that the Investor desires to purchase in accordance with the wire transfer instructions set forth in the Securities Purchase Agreement. Any payment received that is not accompanied or preceded by the required documentation will be returned to an Investor by the end of the next business day following receipt. The Escrow Agent, upon receipt of such funds, will hold the funds in an escrow account pursuant to the Escrow Documents. The Placement Agent shall promptly forward each executed Securities Purchase Agreement received to Omnia Luo for acceptance or rejection, together with a schedule setting forth the name and address of each subscriber and the amount received from each subscriber. The Placement Agent acknowledges that Omnia Luo may limit its acceptance of subscriptions in any manner it deems prudent and may reject any subscription for any reason, and the Placement Agent agrees that any such rejection of a subscription obtained by the Placement Agent or by the Participating Agent shall be deemed not to be a sale made by the Placement Agent or by the Selected Dealers.

(c)  In the event that acceptable subscriptions for $4,000,000 in aggregate principal amount of the Units (the “Minimum Amount”) shall not have been received and accepted by the Placement Agent and accepted by Omnia Luo at the end of the Offering Period, all funds received from subscribers (if any) shall be returned in full, and the Placement Agent’s agency and this Agreement shall terminate without any obligation on their part or on the part of Omnia Luo or Wentworth.

(d)  If the Placement Agent has received subscriptions for the Minimum Amount and such subscriptions have been accepted by Omnia Luo (in its sole discretion) and the other conditions to Closing of the Offering have been satisfied, the Placement Agent shall promptly notify Omnia Luo in writing of the aggregate amount of Units for which the Placement Agent has received subscriptions (the “Notice Date”). Payment of the purchase price for the Units, and delivery, with respect to each subscriber for the Units, of a copy of a Securities Purchase Agreement signed by such subscriber (the “Closing”), shall then be made at such place and time as shall be agreed upon between the Placement Agent and Omnia Luo, no later than the fifth full business day after the Notice Date (the “Closing Date”). The Placement Agent shall use its commercial best efforts, subject to the terms and conditions of this Agreement, to expedite the occurrence of the Closing within 14 days following completion of the road show for the Offering.

(e)  As compensation for the Placement Agent’s services, Omnia Luo will pay the Placement Agent a cash fee (“Fee”) with respect to all subscriptions as to which the payments and deliveries provided for in this Section 4 are made at the Closing Date equal to 7.75% of the gross proceeds from the Offering. Such cash Fees shall be paid to the Placement Agent, in immediately available funds, pursuant to a mutually agreeable disbursement schedule provided to Omnia Luo by the Placement Agent prior to the Closing Date.

(f)  [reserved]

(g)  In addition, Omnia Luo agrees to pay the Placement Agent a non-accountable expense allowance (“Allowance”) equal to 1.5% of the gross proceeds from the Offering. Omnia Luo has paid to the Placement Agent a $15,000 non-refundable advance against the Allowance prior to the date of this Agreement. Such Allowance (less any advance previously paid) shall be paid to the Placement Agent, on the Closing Date by bank wire transfer payable in immediately available funds.

(h)  Omnia Luo will pay all costs and expenses incurred by it related to the Offering and/or the performance of Omnia Luo’s obligations under this Agreement, including preparation and distribution of the Memorandum and related documentation, accounting fees, legal fees, experts’ fees, consultants’ fees, escrow fees, filing fees with the SEC and applicable states, any costs and expenses to qualify the Shares and Warrants for sale in any state, any all costs and expenses (including travel) for investor or road show presentations (the latter subject to budget or guidelines to be established by mutual agreement between it and the Placement Agent), and any and all costs and expenses incurred by the Placement Agent in connection with the preparation of closing books. Except for the specific roadshow and related travel expenses of Placement Agent set forth above, Omnia Luo shall not be responsible for any expenses of the Placement Agent or any Selected Dealers (as hereinafter defined) incurred in connection with the Offering, including, but without limitation, attorneys’ fee, operating expenses, travel expenses and other incidental expenses incurred by the Placement Agent or any Selected Dealers.

(i)  Neither the Placement Agent, Omnia Luo, Wentworth nor any Selected Dealer (as hereinafter defined) shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Units; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units shall not be prohibited hereby.

(j)  As additional compensation, Wentworth will issue to the Placement Agent or its designee on the Closing Date a Common Stock purchase warrant (the “Agent Warrants”) in the form attached hereto as Exhibit C granting such party the right to purchase from Wentworth for a period commencing after the Closing Date and ending five years after the Closing Date, a number of shares of Common Stock equal to 10% of the number of the Shares purchased at the Closing. Such Agent Warrants shall be issued by Wentworth to the Placement Agent in accordance with the Placement Agent’s instructions, for an issue price of $.0001 per warrant. The Agent Warrants shall be exercisable at an exercise price equaling $1.5625 per share. Such Agent Warrants shall not be redeemable by Wentworth and may be exercised on a cashless or net-issuance basis. Wentworth hereby grants the same registration rights to the Placement Agent or its designees with respect to the shares of Common Stock underlying the Agent Warrants as are granted to Investors with respect to the Warrants as set forth in this Agreement and the Common Stock issuable upon exercise of the Warrants shall be registered on the Initial Registration Statement (as defined in the Registration Rights Agreement), subject to such cutback or registration priority provisions set forth the Registration Rights Agreement.

(k)  In connection with the Offering, the Placement Agent will, to the extent within its control or subject to its oversight or supervision, conduct the Offering in accordance with the applicable provisions of the Securities Act and Regulation D so as to preserve for Omnia Luo the exemption provided by Rule 506 of Regulation D. The Placement Agent agrees not to offer or sell the Units by means of (i) any means of general solicitation, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting, whose attendees have been invited by any general solicitation or general advertising. Prior to the sale of any of the Units, the Placement Agent will have reasonable grounds to believe, and in fact believe, that each subscriber for the Units is an Accredited Investor. The Placement Agent agrees not to disclose any material nonpublic information regarding Omnia Luo to any subscriber except as such disclosure may be permitted pursuant to Regulation FD, or is included in the Memorandum, or is otherwise agreed to in writing in advance by Omnia Luo.

(l)  In connection with the performance of its obligations under this Agreement, the Placement Agent may engage, for the account of Omnia Luo, the services of one or more broker-dealers (“Selected Dealers”) who are members of FINRA (as well as foreign broker-dealers who are not members of FINRA pursuant to FINRA Rule 2420) and who are acceptable to Omnia Luo, and, as compensation for their services, shall pay to such Selected Dealers an amount to be negotiated between the Placement Agent and such Selected Dealers. Such amount will be paid to the Selected Dealers by the Placement Agent only out of the cash fees received by you in respect of sales of the Units as described in paragraph (e) of this Section 4, and Omnia Luo shall have no obligation to any Selected Dealers respecting any such payment. The arrangements, if any, between Omnia Luo, you, and any Selected Dealer shall be set forth in an Selected Dealer Agreement (“Selected Dealer Agreement”), which shall provide, among other things, that such Selected Dealer shall be deemed to have agreed to the matters set forth herein as if the Selected Dealer were a signatory hereof. Nothing contained in this Agreement or in the Selected Dealer Agreement shall be deemed to constitute the Selected Dealers, if any, as agents of the Placement Agent, and the Placement Agent shall not be liable to Omnia Luo in respect of the performance by the Selected Dealers, if any, of any representations, warranties or covenants of such Selected Dealers contained herein or in the Selected Dealer Agreement, provided, however, that the Placement Agent shall have exercised reasonable care in its selection and monitoring of the activities of such Selected Dealers.

5.	Covenants and Agreements of Omnia Luo and Wentworth.

Omnia Luo and Wentworth severally and not jointly prior to the consummation of the transactions contemplated in the Exchange Agreement, and jointly and severally after the consummation of the transactions contemplated in the Exchange Agreement, covenant and agree with the Placement Agent that:

(a)  Except as contemplated or described in this Agreement, the Exchange Agreement or in a public disclosure made prior to the date hereof, neither Omnia Luo nor Wentworth will, prior to the Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction, in each case, other than in the ordinary course of business. Neither Omnia Luo nor Wentworth will, prior to the Closing Date, declare or pay any dividend on its shares of common or preferred stock or any distribution on its common or preferred stock payable to stockholders of record on a date prior to the Closing Date.

(b)  Omnia Luo and Wentworth will cooperate with the Placement Agent to enable the Shares and Warrants to be qualified for sale under the securities laws of such jurisdictions as the Placement Agent may designate, subject to approval by Omnia Luo, and at the Placement Agent’s request Wentworth will make such applications and furnish such information as may be required of it for that purpose; provided, however, that the Placement Agent and Omnia Luo shall first determine whether an exemption from registration other than the Uniform Limited Offering Exemption (ULOE) or a similar exemption is available in each such jurisdiction and Wentworth shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation. Wentworth will, from time to time, prepare and file all applications, forms and documents required in each jurisdiction where the Shares and Warrants are to be qualified or registered or qualified or offered in an exempt transaction under the state securities laws, and Wentworth will continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for the distribution of the Shares and Warrants. Wentworth shall provide the Placement Agent with copies of all applications, forms and documents filed in each jurisdiction.

(c)   Omnia Luo will make available to the Placement Agent and each purchaser of the Units at a reasonable time prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that Omnia Luo possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information in the Memorandum relating to Omnia Luo or otherwise furnished by Omnia Luo to the Placement Agent or any purchaser of the Units.

(d)  Wentworth or its counsel will prepare and file a Form D (and any and all amendments or supplements thereto) with the SEC in timely manner and deliver copies thereof to the Placement Agent, together with copies of all forms (including without limitation, Form Ds) and other documents and/or materials filed either before or after the Closing, and comply with Regulation D and all applicable state Blue Sky laws and make any fillings required by the SEC and state securities authorities in a timely manner.

(e)  Wentworth will not offer or sell any securities of Wentworth that are of the same or a similar class as the Shares and Warrants for a period of six months after the Closing Date, other than those offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Securities Act, in connection with options, warrants, or convertible securities outstanding as of the Closing Date, or in connection with an acquisition of assets or another business by Wentworth, if such offering will be integrated with the Offering of the Shares and Warrants pursuant to this Agreement for purposes of the exemptions under Regulation D, so as to invalidate the exemption from registration relied on to offer and sell the Shares and Warrants.

(f)  For a period of at least 24 months following the Closing Date, Wentworth will maintain the registration of Wentworth’s common stock under Section 12 of the Exchange Act so long as the Exchange Act requires it to be so registered, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act unless required to do so by the Exchange Act.

(g)  For a period of at least 24 months following the Closing Date, Wentworth will use its best efforts (i) to timely file all reports required to be filed by Wentworth under the Securities Act and the Exchange Act (including the reports pursuant to Section l3(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder), (ii) if Wentworth is not required to file reports pursuant to such sections, Wentworth will prepare and furnish to the purchasers of the Shares and Warrants and make publicly available in accordance with Rule 144(c) such information as is required for the purchasers to sell the shares underlying the Shares and Warrants under Rule 144, and (iii) to take such further action as any holder of the Shares and Warrants may reasonably request, all to the extent required from time to time to enable the purchasers to sell shares underlying the Shares and Warrants without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a purchaser to sell shares underlying the Shares and Warrants under Rule 144 upon receipt of appropriate documentation relating to such sale.

(h)  Omnia Luo and Wentworth shall use commercially reasonable efforts to consummate the Transactions.

(i)  Before any party to this Agreement releases any information referring to another party’s role in the Offering or uses another party’s name in a manner which may result in public dissemination thereof, the prospective releaser shall furnish drafts of all documents or prepared oral statements to the other party for comments, and shall not release any information relating thereto without the prior written consent of the other party. Nothing herein shall prevent a party hereto from releasing any information to the extent that such release is required by law, rule or regulation.

6.  Memorandum. Omnia Luo warrants and represents to the Placement Agent that the Memorandum, and any amendments or supplements thereto, as of the date hereof, and at all subsequent times through the Closing, together with all other information concerning Omnia Luo provided to the Placement Agent in connection with the Offering, shall in all material respects conform to any applicable provisions of the Securities Act, the rules and regulations under the Securities Act and state securities laws, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made. Wentworth warrants and represents to the Placement Agent and Omnia Luo that all information concerning Wentworth provided to Omnia Luo or the Placement Agent for use in the Memorandum or otherwise in connection with the Offering, shall in all material respects conform to any applicable provisions of the Securities Act, the rules and regulations under the Securities Act and state securities laws, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made.

7.  Indemnification and Contribution.

(a)  Omnia Luo agrees to indemnify and hold harmless the Placement Agent, each Selected Dealer, and each person, if any, who controls the Placement Agent or such Selected Dealer within the meaning of the Securities Act (the “Placement Agent Indemnified Parties”), along with the agents and advisors of such Indemnified Parties, against any losses, claims, damages, liabilities, or expenses (including, unless Omnia Luo elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of Omnia Luo’s breach of a representation or warranty or covenant or agreement contained in this Agreement (it being understood that in the event the Transactions are not completed, Omnia Luo shall not provide any indemnity or contribution with respect to breaches by Wentworth). Omnia Luo will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Omnia Luo elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the indemnified parties. In the event Omnia Luo elects to assume the defense of any such suit and retain such counsel, the Placement Agent Indemnified Parties may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) Omnia Luo shall have specifically authorized in writing the retaining of such counsel (ii) the Placement Agent Indemnified Parties and Omnia Luo have been advised by counsel that one or more material legal defenses may be available to the Placement Agent Indemnified Parties that may not be available to Omnia Luo in which case the Placement Agent Indemnified Parties shall have the right to employ separate counsel to represent them and assume their defense (in which case, Omnia Luo’s counsel shall not represent them). In no event shall Omnia Luo be liable for the fees and expenses of more than one counsel for all the Placement Agent Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Omnia Luo shall not be required to indemnify any person for any settlement of any such claim effected without Omnia Luo’s consent, which shall not be unreasonably withheld. Omnia Luo shall not, without an indemnified party’s consent, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that Omnia Luo might otherwise have.

(b)  The Placement Agent agrees (and each Selected Dealer shall pursuant to their individual Selected Dealer agreement jointly and severally agree) to indemnify and hold harmless Omnia Luo, each of Omnia Luo’s officers, directors and each other person, if any, who controls Omnia Luo within the meaning of the Securities Act (the “Omnia Luo Indemnified Parties”), against any losses, claims, damages, liabilities, or expenses (including, unless the Placement Agent, or such Selected Dealer elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), which (i) arise out of any untrue statement of a material fact with respect to Omnia Luo made by the Placement Agent or such Selected Dealer to any purchaser of Shares and Warrants not contained in an Exchange Act Document, the Memorandum or other written material provided to the Placement Agent or such Selected Dealer by Omnia Luo, (ii) arise out of any acts or omissions by the Placement Agent, any Selected Dealer, or any purchaser of the Shares or Warrants that cause the offering to involve a public offering under the Securities Act or such party’s failure to be properly licensed to sell the Shares or Warrants, or (iii) arise out of such party’s breach of a representation or warranty or covenant or agreement contained in this Agreement; provided, however, that in no case shall the Placement Agent or any Selected Dealer be liable with respect to any claims made against any Omnia Luo Indemnified Parties or any such person against whom the action is brought unless Omnia Luo or such person shall have notified the Placement Agent or such Selected Dealer, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Omnia Luo or such person, if such failure materially and adversely prejudices the indemnifying party, and failure to provide such notification shall not relieve the Placement Agent or such Selected Dealer from any liability that the Placement Agent or such Selected Dealer may have to Omnia Luo or such person otherwise than on account of the indemnity agreement contained in this paragraph. The Placement Agent or such Selected Dealer shall be entitled to participate at its expense in the defense, or if the Placement Agent or such Selected Dealer so elect, to assume the defense of any suit brought to enforce any such liability, but, if the Placement Agent or such Selected Dealer elect to assume the defense, counsel chosen by the Placement Agent or such Selected Dealer and reasonably acceptable to Omnia Luo shall conduct such defense. In the event that the Placement Agent or such Selected Dealer elect to assume the defense of any such suit and retain such counsel, Omnia Luo, said officers and directors and any person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the indemnifying parties shall have specifically authorized the retaining of such counsel, (ii) the parties to such suit include the Placement Agent, such Selected Dealer, or such controlling person or persons, and Omnia Luo and the Placement Agent, such Selected Dealer, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to Omnia Luo that may not be available to the Placement Agent or them, in which case the Omnia Luo Indemnified Parties shall have the right to employ separate counsel to represent them and assume their defense (in which case, the Placement Agent or Selected Dealer’s counsel shall not represent them). The Placement Agent or such Selected Dealer shall not be liable to indemnify any person for any settlement of any such claim effected without its consent, which consent shall not be unreasonably withheld. The Placement Agent or any Selected Dealer shall not, without the consent of Omnia Luo, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that the Placement Agent or any Selected Dealer might otherwise have.

(c)  If the indemnification provided for in this Section 7 is unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by Omnia Luo on one hand and the Placement Agent and the Selected Dealers, if any, on the other from the Offering, but also the relative fault of Omnia Luo on the one hand and the Placement Agent and the Selected Dealers, if any, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Omnia Luo on the one hand and the Placement Agent and the Selected Dealers, if any, on the other, shall be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by Omnia Luo, bear to the total cash fees received by the Placement Agent and the Selected Dealers, if any, pursuant to Section 4(e) and the value of the Agent Warrant issued to the Placement Agent and the Selected Dealers, if any, pursuant to Section 4(i) (collectively, the “Placement Agent Proceeds”). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Omnia Luo, the Placement Agent, or a Selected Dealer, the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. Omnia Luo and the Placement Agent and the Selected Dealers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)  The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or such losses, claims, damages, liabilities, or expenses are incurred.

(e)  Notwithstanding anything to the contrary contained in this Agreement: (i) the Placement Agent and the Selected Dealers shall not be liable for any special, exemplary or punitive damages and (ii) the maximum amount of any indemnifiable losses, claims, damages, liabilities, or expenses which may be recovered from either the Placement Agent or the Selected Dealers, in the aggregate, shall equal the Placement Agent Proceeds received by such indemnifying party.

8.  Survival of Indemnities, Representations, Warranties, etc. The respective representations and warranties of the Placement Agent, Omnia Luo and Wentworth as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, Omnia Luo, or any of the officers or directors of Omnia Luo or any controlling person, and shall survive delivery of and payment for the Units for 24 months following the Closing.

9.  Conditions of the Placement Agent’s Obligations. The Placement Agent’s obligations hereunder are subject to: (i) the representations and warranties made by Omnia Luo in Sections 2(a) and 6 shall be true and correct in all material respects at and as of the date hereof (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects and except for such representation and warranties qualified by an other date, which shall be true and correct as of such other date); (ii) the representations and warranties made by Omnia Luo and Wentworth in Sections 2(a), 2(b) and 6 shall be true and correct in all material respects at and as of the Closing Date (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects and except for such representation and warranties qualified by an other date, which shall be true and correct as of such other date); (iii) the compliance in all material respects at and as of the Closing Date by Omnia Luo and Wentworth with its covenants and agreements contained herein and in any other Transaction Document, Escrow Document, as applicable, or Related Agreement, and other provisions hereof and thereof to be satisfied at or prior to the Closing Date; and (iv) the following additional conditions:

(a)  The Transactions (other than the sale of Units) shall have been consummated.

(b)  The Placement Agent shall have received a certificate, dated the Closing Date, on behalf of Wentworth by the Chief Executive Officer or the President and the Chief Financial or Accounting Officer of Wentworth to the effect that:

(i)  The representations and warranties in Sections 2(a), 2(b) and 6 are true and correct in all material respects at and as of the Closing Date (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects and except for such representation and warranties qualified by an other date, which shall be true and correct as of such other date), and Omnia Luo and Wentworth has complied with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  The Transactions (other than the sale of Units) have been consummated;

(iii)  The representations and warranties of Wentworth contained in the Securities Purchase Agreement entered into with the Investors are true and correct in all material respects as of the date of such certificate (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects and except for such representation and warranties qualified by another date, which shall be true and correct as of such other date);

(iv)  Between the date of this Agreement and the Closing Date, no litigation has been instituted or, to the knowledge of Wentworth, threatened in writing against Omnia Luo or Wentworth; and

(v)  Between the date of this Agreement and the Closing Date, there has not been any material adverse change in the financial condition, business, prospects or results of operations of Omnia Luo or Wentworth.

(c)  Registration Rights Agreement. Wentworth shall have entered into the Registration Rights Agreement with the purchasers of Units, certain other stockholders of Wentworth, certain shareholders of Omnia Luo who will become stockholders of Wentworth, and the Placement Agent.

(d)  Wentworth shall have accepted subscriptions in such amount as mutually determined by Wentworth and the Placement Agent, but not less than the Minimum Amount.

(e)  The conditions set forth in the Securities Purchase Agreement between Wentworth and each Investor shall have been satisfied.

(f)  The Placement Agent shall have received an Opinion of Omnia Luo’s US. counsel, as to matters reasonably requested by the Placement Agent.

(g)  Wentworth shall have filed the Proxy/Information Statement contemplated by the Exchange Agreement with the SEC.

(h)  Wentworth shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated by the Offering, other than consents, waivers and approvals the absence of which, either alone or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(i)  If the Closing Date occurs after November 13, 2007, on or prior to the Closing Date, Omnia Luo shall have delivered to the Placement Agent a complete copy of the unaudited financial statements (including any related notes thereto) of Omnia Luo and each member of the Group, on a consolidated basis, for the three-month period ended September 30, 2007 (the “September Financial Statements”), prepared in accordance with US. GAAP applied on a consistent basis throughout such period (except as may be indicated in the notes thereto), and reviewed by an independent accountant registered with PCAOB, and the September Financial Statements shall fairly present in all material respects the financial position of Omnia Luo and the members of the Group, on a consolidated basis, at September 30, 2007 and the results of its operations and cash flows for such period, except that such unaudited interim financial statements may be subject to normal adjustments which do not have, and are not expected to have, a Material Adverse Effect on any of the Affiliated Companies.

(j)  Immediately prior to Closing, Wentworth shall be in compliance with the reporting requirements under the Exchange Act.

If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, and such conditions are not capable of being satisfied during the Offering Period (inclusive of all extensions which may be effected by Omnia Luo under this Agreement without consent of the Placement Agent), then this Agreement may be terminated by the Placement Agent by notifying Omnia Luo of such termination in writing at or prior to the Closing Date, but the Placement Agent shall be entitled to waive any of such conditions.

10.  Effective Date. This Agreement shall become effective at 11: 00 AM., New York time, on the date hereof (the “Effective Time”).

11.  Termination. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 7 and 8, and this Section 11. This Agreement may be terminated after the Effective Time by (a) Omnia Luo for any reason by notice to the Placement Agent, and (b) the Placement Agent by notice to Omnia Luo (i) if, Omnia Luo shall materially breach any of its representations and warranties in this Agreement or shall fail to fulfill its covenants and agreements contained in this Agreement on or prior to the end of the Offering Period; (ii) if at or prior to the Closing Date there shall have been a material escalation of hostilities between the United States and any foreign country (other than Iraq), or any other material insurrection or armed conflict involving the United States which, in the reasonable judgment of the Placement Agent after consultation with Omnia Luo, makes it impracticable or inadvisable to offer or sell the Share and Warrants; or (iii) if there shall be any material litigation or regulatory action, pending or threatened in writing against or involving Omnia Luo, which, in the reasonable judgment of the Placement Agent after consultation with Omnia Luo, makes it impracticable or inadvisable to offer or deliver the Units on the terms contemplated by this Agreement. This Agreement shall automatically terminate at the end of the Offering Period in the absence of a Closing. Section 12 of this Agreement shall automatically terminate on the first anniversary of the Closing Date.

If, and only if, Omnia Luo terminates this Agreement after it becomes effective for any reason (other than the Placement Agent’s material failure to comply with its obligations under this Agreement or material breach of its representations and warranties) or the Offering fails to close because of Omnia Luo’s material breach of any representations or warranties contained in this Agreement or Omnia Luo’s failure in any material respect to fulfill its covenants and agreements contained in this Agreement, Omnia Luo shall pay the Placement Agent its actual out-of-pocket expenses incurred (less than amount of the advance of the Allowance paid under Section 4(g)).

12.  Confidentiality. The Placement Agent agrees to treat confidentially any material nonpublic information that is furnished to the Placement Agent (or to parties acting on their behalf) by or on behalf of Omnia Luo (the “Information”) until such time as such Information is disclosed to the public (including disclosures in SEC filings). The Placement Agent agrees that it will use the Information only for the purposes related to a determination of its willingness to act as an exclusive selling agent pursuant to this Agreement, and that the Information will be kept confidential by them and their partners, members, managers, officers, directors, employees, agents, and other affiliates (collectively, the “Affiliates”), and their attorneys and accountants (collectively, the “Professionals”); provided, however, that the Information may be disclosed to (a) Selected Dealers, Affiliates and Professionals who need to know such Information for the purpose of evaluating or providing services in connection with the Placement Agent and their clients’ investment in Omnia Luo; provided such parties agree to be bound by this undertaking, (b) to any federal or state regulatory agency and their employees, agents, and attorneys (collectively, “Regulators”) for the purpose of making any filings with Regulators if disclosure of such Information is required by law (provided that you advise Omnia Luo in writing of the Information to be so disclosed within a reasonable time prior to such filing), (c) any other person to which Omnia Luo consents in writing prior to any such disclosure, and (d) any potential Investor or its Affiliates or Professionals who need to know such Information for the purpose of evaluating the transaction contemplated hereby, if such Investor has executed a confidentiality agreement with Omnia Luo, such Investor has agreed to keep the Information confidential and to cause its Affiliates and Professionals to keep the Information confidential, and to refrain from trading in securities of Wentworth or Omnia Luo

In the event that the Placement Agent is requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any Governmental Entity any information supplied to such party, Selected Dealers, its Affiliates, or its Professionals in the course of their dealings with Omnia Luo or their respective representatives, such Placement Agent agrees that it will provide Omnia Luo with prompt notice of such request(s) so that Omnia Luo may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and such Placement Agent is nonetheless, in the opinion of counsel, compelled to disclose information concerning Omnia Luo to any Governmental Entity, such Placement Agent may disclose such information to such Governmental Entity without liability hereunder. Such Placement Agent will exercise its commercially reasonable efforts, at Omnia Luo’s expense, to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

13.  Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as any party shall have furnished to the other parties in writing), and shall be deemed to have been delivered as of the date so delivered:

If to Omnia Luo: Omnia Luo Group Limited

Room 101, Building E6,
Huaqiaocheng East Industrial Park
Nanshan District, Shenzhen, 518053
The People’s Republic of China
Telephone: +86 (755) 8245-1808
Facsimile: +86 (755) 8242-6695
Attention: Chief Financial Officer

with a copy (for informational
purposes only to:  Thelen Reid Brown Raysman & Steiner LLP

875 Third Avenue
New York, NY
Telephone: (212) 603-2214
Facsimile: (212) 208-3093
Attention: David M. Warburg, Esq.

If to the Placement Agent (at any time) or to Wentworth (prior to Closing):

Placement Agent
Address
Telephone: XXX-XXX-XXXX
Facsimile: YYY-YYY-YYYY
Attention: ZZZZZZZ

with a copy (for informational purposes only) to:
Law Firm
Address
Telephone: XXX-XXX-XXXX
Facsimile: YYY-YYY-YYYY
Attention: ZZZZZZZ

Omnia Luo confirms that it has irrevocably appointed Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, NY 10022 (“TRBRS”)] as its agent for the receipt of service of process in the United States. Omnia Luo agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agent. The Placement Agent consents and agrees that Omnia Luo may, in its reasonable discretion, irrevocably appoint a substitute agent for the receipt of service of process located within the United States, and that upon such appointment, the appointment of TRBRS may be revoked.

Any document shall be deemed to have been duly served if marked for the attention of TRBRS at its address as set forth in Section 13 or such other address in the United States as may be notified to the party wishing to serve the document and (a) left at the specified address if its receipt is acknowledged in writing; or (b) sent to the specified address by post, registered mail return receipt requested. In the case of (a), the document will be deemed to have been duly served when it is left and signed for. In the case of (b), the document shall be deemed to have been duly served when received and acknowledged.

If Omnia Luo’s agent at any time ceases for any reason to act as such, Omnia Luo shall appoint a replacement agent having an address for service in the United States and shall notify the Placement Agent of the name and address of the replacement agent. Failing such appointment and notification, the holders of a majority of the Shares shall be entitled by notice to Omnia Luo to appoint a replacement agent to act on Omnia Luo’s behalf. The provisions of this Section 13 applying to service on an agent apply equally to service on a replacement agent.

14.  Successors. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, and Selected Dealers, Omnia Luo, Wentworth and their respective successors and legal representatives, except that neither Omnia Luo nor the Placement Agent may assign or transfer any of its or their rights or obligations under this Agreement without the prior written consent of the other; provided, however, that upon consummation of the Transactions, Wentworth shall succeed to all of the rights and assume all of the obligations of Omnia Luo under this Agreement without the need for further consent of the parties. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the indemnities of Omnia Luo contained in this Agreement shall also be for the benefit of the person or persons, if any, who control the Placement Agent or any Selected Dealers within the meaning of Section 15 of the Securities Act, and the Placement Agent’s and any Selected Dealer’s indemnities shall also be for the benefit of each officer and director of Omnia Luo and the person or persons, if any, who control Omnia Luo within the meaning of Section 15 of the Securities Act.

15.  Governing Law: Jurisdiction: Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.  Lock-Up Agreement. The Placement Agent agrees (and shall cause its Affiliates to agree) that during the period commencing on the date of this Agreement and ending six months following the first Effective Date (as defined in the Registration Rights Agreement) it will not (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or warrants or other rights to purchase Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (collectively, a “Transfer”). Notwithstanding the foregoing, the Placement Agent is not subject to this Section 16 in connection with its market-making operations.

17.  Currency. As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

18.  Miscellaneous Provisions.

(a)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b)  Modification, Amendment or Waiver. This Agreement may not be modified or amended except by written agreement executed by the parties hereto. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(c)  Number and Gender of Words. Whenever the contest so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

(d)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(e)  No Partnership. Each of the parties hereto agree and acknowledge that neither of the Placement Agent is a principal of or a partner with, or does not control in any way, Omnia Luo or its employees or agents and nothing contained in this Agreement shall be deemed to create any partnership or other similar arrangement between Omnia Luo and the Placement Agent.

(f)  Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof, including the letter agreement dated January 9, 2007 between Omnia Luo and an affiliate (AAAAAAAA) of the Placement Agent.

(g)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signatures on following page]

If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours, WENTWORTH II, INC.

By:	/s/ Kevin R. Keating
Name: Kevin R. Keating
Title: President

OMNIA LUO GROUP LIMITED

By:	/s/ Luo Zheng
Name: Luo Zheng
Title: Chief Executive Officer

Accepted and Agreed:

PLACEMENT AGENT

By:  /s/ XXXXXXX
Name: XXXXXXX
Title: Partner

Signature Page to Placement Agreement

Exhibit A

Securities Purchase Agreement

Exhibit A - Page 1

Exhibit B

Registration Rights Agreement

Exhibit B - Page 1

Exhibit C

Form of Agent Warrant

Exhibit C - Page 1

DISCLOSURE SCHEDULES TO PLACEMENT AGREEMENT

Signature Page to Placement Agreement